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                                                                  EXHIBIT 10(ii)

CIRCUS CIRCUS ENTERPRISES, INC
RETIREMENT PLAN FOR OUTSIDE DIRECTORS                                          1
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Effective January 1, 1995

ARTICLE I
Purpose

1.1 The purpose of this Retirement Plan is to provide Directors of Circus Circus Enterprises, Inc. who are not employees, with benefit payments after retirement in recognition of their service to the Company and to ensure that the overall compensation arrangements for Directors are adequate to attract and retain highly qualified individuals.

ARTICLE II
Definitions

2.1 "Board" or "Board of Directors" means the board of directors of the Company.

2.2   "Company" means Circus Circus Enterprises, Inc.

2.3 "Director" means an individual serving on the Board of Directors who is not an employee of the Company on the date elected to the Board.

2.4 "Committee" means all members of the Board who are not employees of the Company.

2.5 "Participant" means a Director who is eligible for or entitled to receive benefits under this Plan.

2.6 "Plan" means this Retirement Plan for Outside Directors effective January 1, 1995.

2.7 "Annual Retainer" means the amount of compensation paid or payable to the Participant for services rendered as a Director, excluding meeting fees, committee chairman fees, travel expenses, and any consulting fees.

2.8 "Service" means any period during which an individual is serving on the Board of Directors of the Company.

ARTICLE III
Eligibility

3.1 Except as provided below, all Directors of the Company who are or become duly elected Directors shall be eligible to participate in this Plan as of the later of January 1, 1995, or the effective date of their first election as a Director. Directors who have retired from the Board or who otherwise were not serving on the Board as of the Effective Date are not eligible for benefits. Directors who are receiving retirement benefits from the Company are not eligible for benefits under the Plan.
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CIRCUS CIRCUS ENTERPRISES, INC
RETIREMENT PLAN FOR OUTSIDE DIRECTORS                                          2
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3.2   A Director shall be eligible for retirement benefits hereunder upon completion of at least five (5) years of Service if retirement occurs at or after the age of 72, or with at least ten (10) years of Service if retirement occurs prior to the age of 72.

ARTICLE IV
Retirement Benefits

4.1 Participants shall be paid an annual retirement benefit in accordance with the terms and conditions of this Plan.

4.2 A Participant's annual retirement benefit shall be 100% of the Annual Retainer in effect at the time of the Director's retirement from the Board.

4.3 A Participant shall be credited with Service for any period during which he served on the Board of Directors of the Company, including Service prior to January 1, 1995.

4.4 Benefits will be paid for the greater of five years or the number of years service on the Board for those directors who have less than ten years of service at their date of retirement. For those directors with more than ten years of service at their date of retirement, benefits will be paid for life. Partial years of Service will be prorated on a quarterly basis in order to determine the duration of payments.

4.5 Payment of retirement benefits hereunder shall be in the form of quarterly payments commencing on the first day of the calendar quarter following the later of the Director's attainment of age 65 or actual retirement from the Board.

4.6 In the event a Participant dies prior to retirement from the Board, no benefits shall be paid under the Plan.

4.7 In the event a Participant dies after retirement from the Board but before becoming entitled to receive benefits under Section 4.5, benefits will be paid to the surviving spouse commencing on the first day when the Participant would have been eligible for such benefits and will continue for a period of years equal to years of Service, but in no event will the total years of such benefits paid exceed ten (10) years. If there is no surviving spouse, no benefits will be paid to any other party, beneficiary, or estate.

4.8 In the event of the Participant's death prior to receiving full benefits, as described in Section 4.4, benefits shall continue to be paid to the surviving spouse for a period of years equal to years of Service, but in no event will the total years of such benefits paid exceed ten (10) years. If there is no surviving spouse, no benefits will be paid to any other party, beneficiary, or estate.
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CIRCUS CIRCUS ENTERPRISES, INC
RETIREMENT PLAN FOR OUTSIDE DIRECTORS                                          3
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ARTICLE V
Status of Plan

5.1 This Plan is a nonqualified supplemental retirement plan. As such, all payments from this Plan shall be made from the general assets of the Company. This Plan shall not require the Company to set aside, segregate, earmark, pay into trust or special account, or otherwise restrict the use of its assets in the operation of its business. A Participant shall have no greater right or status than as an unsecured creditor of the Company with respect to any amounts owed to any Participant hereunder.

ARTICLE VI
Rights Nonassignable

6.1 All payments to persons entitled to benefits hereunder shall be made to such persons and shall not be grantable, transferable, or otherwise assignable in anticipation of payment thereof, in whole or in part, by the voluntary or involuntary acts of any such persons or by operation of law. In addition, such payments shall not be subject to garnishment, attachment, or any other legal process of creditors of such persons.

ARTICLE VII
Administration

7.1 Full power and authority to construe, interpret, and administer this Plan shall be vested in the Committee. The Committee shall have full power and authority to make each determination provided for in this Plan. All determinations made by the Committee shall be conclusive and binding upon the Company and each Participant or former Participant.

ARTICLE VIII
Plan Termination

8.1 The Board of Directors may terminate this Plan at any time. Upon termination of the Plan, benefits shall be paid in accordance with Article IV to any Participant who is receiving benefits prior to the date of termination of the Plan or to any Participant who has prior to the date of termination:

      a)  Satisfied the eligibility requirements of Article III,

      b)  Retired from the Board of Directors of the Company, and,

      c)  Has not commenced receiving benefits.
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CIRCUS CIRCUS ENTERPRISES, INC
RETIREMENT PLAN FOR OUTSIDE DIRECTORS                                          4
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      No other payments shall be made to any person under the Plan after the date of termination, including, but not limited to, Directors who meet the eligibility requirements of Article III but who have not retired from the Board as of the date of Plan termination.

ARTICLE IX
Amendment

9.1 The Board of Directors may, in its discretion, amend this Plan from time to time. In addition, the Committee may from time to time amend this Plan to make such administrative changes as it deems necessary or desirable.
      No such amendment shall divest any Participant without his consent of rights to which he would have been entitled under Article IV if the Plan has been terminated on the effective date of such amendment.

ARTICLE X
Liquidation

10.1 Notwithstanding Articles VIII and IX, if the Company is liquidated, the Committee shall have the right to determine the present value of the total amount payable under Article VIII to all Participants and to cause the amount so determined to be paid in one or more installments or upon such other terms and conditions and at such other time as the Committee determines to be just and equitable.

ARTICLE XI
Miscellaneous

11.1 If the person to receive payment is deemed by the Committee or is adjudged to be legally incompetent, the payments shall be made to the duly appointed guardian of such incompetent, or they may be made to such person or persons who the Committee believes are caring for or supporting such incompetent; and the receipt by such person or persons shall be a complete acquittance for the payment of the benefit.

11.2  The expenses of administration hereunder shall be borne by the Company.

11.3 This Plan shall be construed, administered, and enforced according to the laws of the State of Nevada.

11.4 The masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless a different meaning is plainly required by context.
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CIRCUS CIRCUS ENTERPRISES, INC
RETIREMENT PLAN FOR OUTSIDE DIRECTORS                                          5
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ARTICLE XII
Effective Date

12.1  The effective date of this Plan is January 1, 1995.

          Executed this 27th day of April 1995.



                                              Circus Circus Enterprises, Inc.

                                              By: /s/ CLYDE T. TURNER
                                                 -------------------------------
                                                  Clyde T. Turner
                                                  Chairman, President and CEO


Attest: /s/ MIKE SLOAN
       --------------------------
        Mike Sloan
        Corporate Secretary


Date: April 27, 1995
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